Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

-Sales of $273.8 Million-
-Operating Income of $17.8 Million; Operating Margin of 6.5%-
-Board Declares $0.20 Dividend-

PORT WASHINGTON, NY, May 2, 2023 – Global Industrial Company (NYSE: GIC) today announced financial results for the first quarter ended March 31, 2023.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2023	2022
Net sales	$273.8	$288.6
Gross profit	$98.4	$107.8
Gross margin	35.9%	37.4%
Operating income from continuing operations	$17.8	$29.5
Operating margin	6.5%	10.2%
Net income from continuing operations	$13.3	$21.8
Net income per diluted share from continuing operations	$0.35	$0.57

Net (loss) income from discontinued operations	$(0.1)	$0.2
Net (loss) income per diluted share from discontinued operations	$0.00	$0.01
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended April 1, 2023 and April 2, 2022, respectively, and the first quarters of both 2023 and 2022 each included 13 weeks.

Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to US dollars using the current year's average exchange rate. In the first quarter of 2023, there were 64 selling days in the U.S. and 63 selling days in Canada compared to 65 selling days in the U.S. and 64 selling days in Canada in the first quarter of 2022.

First Quarter 2023 Financial Summary:

•Consolidated sales decreased 5.1% to $273.8 million compared to $288.6 million last year. Sales decreased 3.7% on an average daily sales basis.
•Consolidated gross margin declined to 35.9% compared to 37.4% last year.
•Consolidated operating income from continuing operations decreased 39.7% to $17.8 million compared to $29.5 million last year.
•Net income per diluted share from continuing operations decreased 38.6% to $0.35 compared to $0.57 last year.

Barry Litwin, Chief Executive Officer, said, “First quarter performance reflects a continuation of the recent demand environment. We recorded strong growth from our largest accounts in the quarter, and customer retention continued to be healthy, however our core small and medium business customer base remained cautious with their purchasing behavior. We were very pleased with gross margin performance of 35.9%, and product margin trends improved as we moved through the quarter benefiting from lower total landing costs."

"Our focus on the customer continues to drive our strategy and we made further progress on operational excellence and digital transformation initiatives. Within our new web platform, we have identified a number of user experience changes that impacted navigation and recent performance. We have completed enhancements on the product experience to improve shop-ability and additional optimization efforts are ongoing. Looking ahead, we believe we have the tools and resources to navigate the current market conditions. Our ability to leverage Global Industrial Exclusive BrandsTM offering, strong national brand assortment and pricing analytics are allowing us to provide significant value to customers, while managing our gross margin profile. We are investing in key growth initiatives to drive long-term success and continue to proactively manage our cost structure. With an exceptional balance sheet, we remain well positioned to execute on our strategy, explore organic and strategic opportunities, and build long-term value for our stakeholders."

At March 31, 2023, the Company had total working capital of $179.6 million, cash and cash equivalents of $48.2 million, excess availability under its credit facility of approximately $116.6 million and no outstanding debt. Operating cash flow provided by continuing operations in the quarter was $28.5 million. The Company’s Board of Directors has declared a cash dividend of $0.20 per share to common stock shareholders of record at the close of business on May 15, 2023, payable on May 22, 2023.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its first quarter 2023 results today, May 2, 2023 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at https://investors.globalindustrial.com in the events section. The webcast will also be archived on the website for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added distributor. For more than 70 years Global Industrial has gone the extra mile for its customers and offers more than a million industrial and MRO products, including its own Global Industrial Exclusive BrandsTM. With extensive product knowledge and a solutions-based approach, Global Industrial helps customers solve problems and be more successful. At Global Industrial, "We Can Supply That®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2023	2022
Net sales	$273.8	$288.6
Cost of sales	175.4	180.8
Gross profit	98.4	107.8
Gross margin	35.9%	37.4%
Selling, distribution and administrative expenses	80.6	78.3
Operating income from continuing operations	17.8	29.5
Operating margin	6.5%	10.2%
Interest and other expense, net	0.2	0.4
Income from continuing operations before income taxes	17.6	29.1
Provision for income taxes	4.3	7.3
Net income from continuing operations	13.3	21.8
Net (loss) income from discontinued operations	(0.1)	0.2
Net income	$13.2	$22.0

Net income per common share from continuing operations:
Basic	$0.35	$0.57
Diluted	$0.35	$0.57

Net (loss) income per common share from discontinued operations:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01

Net income per common share:
Basic	$0.35	$0.58
Diluted	$0.35	$0.58

Weighted average common and common equivalent shares:
Basic	38.1	37.9
Diluted	38.2	38.1

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2023	2022
Current assets:
Cash and cash equivalents	$48.2	$28.5
Accounts receivable, net	113.7	108.0
Inventories	166.1	179.4
Prepaid expenses and other current assets	7.4	9.8
Total current assets	335.4	325.7
Property, plant and equipment, net	20.8	21.0
Operating lease right-of-use assets	87.3	90.3
Goodwill, intangibles and other assets	18.1	18.2
Total assets	$461.6	$455.2

Current liabilities:
Accounts payable and accrued expenses	$143.6	$140.1
Short-term debt	0.0	0.6
Operating lease liabilities	12.2	12.4
Total current liabilities	155.8	153.1
Operating lease liabilities	86.2	89.1
Other liabilities	2.6	2.6
Shareholders’ equity	217.0	210.4
Total liabilities and shareholders’ equity	$461.6	$455.2

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Quarter Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$13.3	$21.8
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.1	0.9
Stock-based compensation	0.6	1.0
Provision for deferred taxes	0.1	0.0
Change in working capital	12.9	(38.2)
Other, net	0.5	0.5
Net cash provided by (used in) operating activities from continuing operations	28.5	(14.0)
Net cash used in operating activities from discontinued operations	(0.2)	(0.1)
Net cash provided by (used in) operating activities	28.3	(14.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(0.7)	(1.1)
Net cash used in investing activities from continuing operations	(0.7)	(1.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) proceeds of short-term borrowings	(0.6)	20.5
Dividends paid	(7.7)	(7.0)
Stock-based compensation share issuances, net	0.4	0.9
Net cash (used in) provided by financing activities from continuing operations	(7.9)	14.4

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.0	0.0

NET INCREASE (DECREASE) IN CASH	19.7	(0.8)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	28.5	15.4
CASH AND CASH EQUIVALENTS – END OF PERIOD	$48.2	$14.6